                                                                    Exhibit 99.1
                             LETTER OF TRANSMITTAL
        ----------------------------------------------------------------
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
        ON ___________, 1995, UNLESS EXTENDED (THE "EXPIRATION DATE").
        ----------------------------------------------------------------


                            CARLISLE PLASTICS, INC.

                             LETTER OF TRANSMITTAL

                     SERIES A 10 1/4% SENIOR NOTES DUE 1997

       To:  United States Trust Company of New York, The Exchange Agent

By Registered or Certified Mail:                           By Overnight Courier:
United States Trust Company of New York                    United States Trust Company of New York
P.O. Box 844 Cooper Station                                770 Broadway
New York, New York 10276                                   New York, New York 10003
                                                           Attention:  Corporate Trust Operations


By Hand:                                                   By Facsimile:

United States Trust Company of New York                    (212) 420-6152
65 Beaver Street                                           Attention:  Customer Service
New York, New York 10005
Attention:   Ground Level                                  Confirm by telephone:
             Corporate Trust Operations                    (800) 548-6565

         Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

         The undersigned acknowledges that he or she has received the Prospectus dated ________________, 1995 (the "Prospectus") of Carlisle Plastics, Inc. (the "Company") and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its Series A 10 1/4% Senior Notes due 1997 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 10 1/4% Senior Notes due 1997 which were issued in 1994 (the "Old Notes"), of which $15,000,000 principal amount is outstanding. Other capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

         The Letter of Transmittal is to be used by Holders of Old Notes (i) if certificates representing the Old Notes are to be physically delivered herewith, or (ii) if the guaranteed delivery procedures described in the Prospectus are to be utilized.

         The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Notes must complete this letter in its entirety.

                 PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
                          CAREFULLY BEFORE COMPLETING

- --------------------------------------------------------------------------------------------------------------
           DESCRIPTION OF 10 1/4% SENIOR NOTES DUE 1997 ("OLD NOTES")
- --------------------------------------------------------------------------------------------------------------
                                                                                           Principal Amount
         Name(s) and Address(es) of                                Aggregate Principal   Tendered (must be in
            Registered Holder(s)                  Certificate       Amount Represented   integral multiple of
         (Please fill in, if blank)                Number(s)        by Certificate(s)          $1,000)*
- --------------------------------------------------------------------------------------------------------------
                                                  ------------------------------------------------------------

                                                  ------------------------------------------------------------

                                                  ------------------------------------------------------------

                                                  ------------------------------------------------------------

                                                  ------------------------------------------------------------

                                                  ------------------------------------------------------------
                                                     Total
- --------------------------------------------------------------------------------------------------------------

 *       Unless indicated in the column labeled "Principal Amount Tendered," any tendering Holder of Old Notes will be deemed to have tendered the entire aggregate principal amount represented by the columns labeled
         "Aggregate Principal Amount Represented by Certificate(s)."

         If the space provided above is inadequate, list the certificate numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

         The minimum permitted tender is $1,000 in principal amount of Old Notes.  All other tenders must be in integral multiples of $1,000.
- --------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------       ----------------------------------------------------
            SPECIAL PAYMENT INSTRUCTIONS                             SPECIAL DELIVERY INSTRUCTIONS
            (See Instructions 4, 5 and 6)                            (See Instructions 4, 5 and 6)
 To be completed ONLY if certificates for Old Notes       To be completed ONLY if certificates for Old Notes
 in a principal amount not tendered or not                in a principal amount not tendered or not
 purchased, or New Notes issued in exchange for Old       purchased, or New Notes issued in exchange for Old
 Notes accepted for exchange, are to be issued in         Notes accepted for exchange, are to be sent to
 the name of someone other than the undersigned.          someone other than the undersigned, or to the
                                                          undersigned at an address other than that shown
                                                          above.

 Issue certificate(s) to:                                 Mail to:

 Name                                                     Name
     ----------------------------------------------           -----------------------------------------------
                 (Please Print)                                           (Please Print)
 Address                                                  Address
        -------------------------------------------              --------------------------------------------

 --------------------------------------------------       ---------------------------------------------------
                 (Include Zip Code)                                       (Include Zip Code)

 --------------------------------------------------       ---------------------------------------------------
    (Tax Identification or Social Security No.)              (Tax Identification or Social Security No.)
- ---------------------------------------------------       ----------------------------------------------------

Ladies and Gentlemen:

         Subject to the terms and conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated above. Subject to and effective upon the acceptance for exchange of the principal amount of Old Notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Old Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Old Notes with full power of substitution to (i) deliver certificates for such Old Notes to the Company and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Old Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

         The undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by the Company. The undersigned hereby further represents that (i) the New Notes received pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes (whether or not such person is the Holder),
(ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, (iv) the Holder is not engaged in and does not intend to engage in, a distribution of the New Notes, and (v) if the tendering Holder is a broker or dealer (as defined in the Exchange Act) (a) it acquired the Old Notes for its own account as a result of market making activities or other trading activities, (b) it has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Exchange Offer, and (c) it will deliver the Company's Prospectus dated January ____, 1995, as supplemented or amended, in connection with any resale of such New Notes. By making the representations in (v)(c) above and by delivering such Prospectus, such broker-dealer will not be deemed to be admitting that it is an "underwriter" within the meaning of the Securities Act.

         The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment, transfer and purchase of the Old Notes tendered hereby.

         For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

         If any tendered Old Notes are not accepted for exchange pursuant to the Exchange Offer for any reason, certificates for any such unaccepted Old Notes will be returned, without expense, to the undersigned at the address shown below or at a different address as may be indicated herein under "Special Payment Instructions" as promptly as practicable after the Expiration Date.

         All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

         The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption "The Exchange Offer -- Procedures for Tendering" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

         Unless otherwise indicated under "Special Payment Instructions," please issue the certificates representing the New Notes issued in exchange for the Old Notes accepted for exchange and return any Old Notes not tendered or not exchanged, in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please send the certificates representing the New Notes issued in exchange for the Old Notes accepted for exchange and any certificates for Old Notes not tendered or not exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the certificates representing the New Notes issued in exchange for the Old Notes accepted for exchange and return any Old Notes not tendered or not exchanged in the name(s) of, and send said certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the "Special Payment Instructions" and "Special Delivery Instructions" to transfer any Old Notes from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Old Notes so tendered.

         Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, this Letter of Transmittal or any other documents required hereby to the Exchange Agent prior to the Expiration Date, may tender their Old Notes according to the guaranteed delivery procedures set forth in the Prospectus under the Caption "The Exchange Offer - Guaranteed Delivery Procedures." See Instruction 1 regarding the completion of the Letter of Transmittal printed below.

                        PLEASE SIGN HERE WHETHER OR NOT
                 OLD NOTES ARE BEING PHYSICALLY TENDERED HEREBY


X__________________________________________           __________________________
                                                      Date



X__________________________________________           __________________________
   Signature(s) of Registered Holder(s)               Date
         or Authorized Signatory

Area Code and Telephone Number: ___________________________

         The above lines must be signed by the registered holder(s) of Old Notes as their name(s) appear(s) on the Old Notes or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Old Notes to which this Letter of Transmittal relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must (i) set forth his or her full title below and (ii) unless waived by the Company, submit evidence satisfactory to the Company of such person's authority so to act. See Instruction 4 regarding the completion of this Letter of Transmittal printed below.

Name(s):        _______________________________________________________________

                _______________________________________________________________
                                         (Please Print)

Capacity:       _______________________________________________________________

Address:        _______________________________________________________________

                _______________________________________________________________
                                     (Include Zip Code)


                 Signature(s) Guaranteed by an Eligible Institution:
                 (If required by Instruction 4)

                 ____________________________________________________________
                                  (Authorized Signature)

                 ____________________________________________________________
                                  (Title)

                 ____________________________________________________________
                                  (Name of Firm)

                 Dated:________________________________________________,1995.

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

         1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND OLD NOTES. The tendered Old Notes, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date. The method of delivery of the tendered Old Notes, this Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

         Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot delivery their Old Notes, this Letter of Transmittal or any other documents required hereby to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended; (ii) prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, this Letter of Transmittal (or facsimile hereof) together with the certificate(s) representing the Old Notes and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or facsimile hereof), as well as all other documents required by this Letter of Transmittal and the certificate(s) representing all tendered Old Notes in proper form for transfer, must be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date, all as provided in the Prospectus under the caption "Guaranteed Delivery Procedures." Any Holder of Old Notes who wishes to tender his or her Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery prior to 5:00 P.M., New York City time, on the Expiration Date for the Old Notes. Upon request of the Exchange Agent, a Notice of Guaranteed delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

         2. TENDER BY HOLDER. Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. Any beneficial holder of Old Notes who is not the registered holder and who wishes to tender should arrange with the registered holder to execute and deliver this Letter of Transmittal on his or her behalf or must, prior to completing and executing this Letter of Transmittal and delivering his or her Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder.

         3. PARTIAL TENDERS. Tenders of Old Notes will be accepted only in integral multiples of $1,000. If less than the entire principal amount of any Old Notes is tendered, the tendering Holder should fill in the principal amount tendered in the fourth column of the box entitled "Description of 10 1/4% Senior Notes due 1997" above. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and a certificate or certificates representing New Note issued in exchange for any Old Notes accepted will be sent to the Holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal, promptly after the Old Notes are accepted for exchange.

         4. SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEES OF SIGNATURES. If this Letter of Transmittal (or facsimile hereof) is signed by the record Holder(s) of the Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever.

         If this Letter of Transmittal (or facsimile hereof) is signed by the registered holder or holders of Old Notes tendered and the certificate or certificates for New Notes issued in exchange therefor are to be issued (or any untendered principal amount of Old Notes is to be reissued) to the registered holder, the said holder need not and should not endorse any tendered Old Notes, nor provide a separate bond power. In any other case, such holder must either properly endorse the Old Notes tendered or transmit a properly completed separate bond power with this Letter of Transmittal, with the signatures on the endorsement or bond power guaranteed by an Eligible Institution.

         If this Letter of Transmittal (or facsimile hereof) is signed by a person other than the registered Holder or Holders of any Old Notes listed, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes.

         If this Letter of Transmittal (or facsimile hereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact or officers of corporations or others acing in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

         Endorsements on Old Notes or signatures on bond powers required by this Instruction 4 must be guaranteed by an Eligible Institution.

         Except as otherwise provided below, all signatures on this Letter of Transmittal (or facsimile hereof) must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed if (i) this Letter of Transmittal is signed by the registered Holder(s) of the Old Notes tendered herewith and such Holder(s) have not completed the box set forth herein entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" or (ii) such Old Notes are tendered for the account of an Eligible Institution.

         5. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. Tendering Holders should indicate, in the applicable box or boxes, the name and address to which New Notes or substitute Old Notes for principal amounts not tendered or not accepted for exchange are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

         6. TAX IDENTIFICATION NUMBER. Federal income tax law requires that a Holder whose offered Old Notes are accepted for exchange must provide the Company (as payor) with his or her correct Taxpayer Identification Number ("TIN"), which, in the case of an exchanging Holder who is an individual, is his or her social security number. If the Company is not provided with the correct TIN or an adequate basis for exemption, such Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, delivery to such Holder of New Notes may be subject to backup withholding in an amount equal to 31% of the gross proceeds resulting from the Exchange Offer.
If withholding results in an overpayment of taxes, a refund may be obtained.

         Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the enclosed form W-9 for additional instructions.

         To prevent backup withholding, each exchanging Holder must provide his or her correct TIN by completing the form W-9 enclosed herewith, certifying that the TIN provided is correct (or that such Note Holder is awaiting a TIN) and that (i) the Holder is exempt from backup withholding, (ii) the Holder has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified the Holder that he or she is no longer subject to backup withholding. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such Holder must submit a statement signed under penalty of perjury attesting to such exempt status. Such statements may be obtained from the Exchange Agent. If the Old Note are in more than one name or are not in the name of the actual owner, consult the Form W-9 for information on which TIN to report. If you do not provide your

TIN to the Company within 60 days, backup withholding will begin and continue until you furnish your TIN to the Company.

         7. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or on any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

         Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.

         8. WAIVER OF CONDITIONS. The Company reserves the absolute right to amend, waive or modify specified conditions in the Exchange Offer in the case or any Old Notes tendered.

         9. MUTILATED, LOST, STOLEN OR DESTROYED OLD NOTES. Any tendering Holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated herein for further instructions.

         10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                         (DO NOT WRITE IN SPACE BELOW)
=================================================================================================
     CERTIFICATE                            OLD NOTES                          OLD NOTES
     SURRENDERED                            TENDERED                           ACCEPTED
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

=================================================================================================

Delivery Prepared by                 Checked By                       Date               , 1995.
                     ----------------          ----------------------      --------------